Exhibit 99.1

So Act® Network Announces Participation As Advertising Sponsor In “Recreating A Legend” Music Reality Television Show

So Act® Logo, website and companion message to be promoted globally on MTV and other networks throughout 2010 to a viewing audience of 240 million households

On 7:00 am EDT, Tuesday January 12, 2010

HOUSTON, Texas--(GLOBE NEWSWIRE) -- So Act Network, Inc. (OTCBB:SOAN) announced today that it has signed an agreement with Creative Licensing Inc. as a “Sponsored By” Status participant for Season One of the Music Reality Television Show “Recreating A Legend.”

"This is a mammoth deal for So Act, which will create giant awareness globally for the change agents and thought leaders in our network” said Greg Halpern, So Act President. “Creative Licensing is re-inventing the music reality television show genre in a way that provides much greater opportunity for a much larger audience than other existing formats."

“The social networking and interactivity of the internet is of great importance to the Recreating A Legend Series,” said Roy Sciacca, Creative Licensing’s CEO. “The relationship between our companies will ignite and enhance our public identities as we blaze a new trail together.

“Recreating a Legend” is a music reality television show for global broadcast in corresponding languages. Season One features the legendary, multiple Grammy award winning super group the Miami Sound Machine, as they search for the one worthy female performer to accept the passing of the torch from legendary lead vocalist Gloria Estefan. From a global pool of 16 premier performers, the worldwide audience will cast the deciding votes to help select the next international sensation, live and online. The “Recreating a Legend” show combines all the powerful elements of the decade’s most popular reality show formats to create a vision that dives into the depth of the human spirit's effort to rise to the heights of super stardom. Recreating a Legend is a music based reality show that spans North, South, and Central America, Europe, and Asia, in its search for premium unsigned talent. The show will incorporate new CD releases, the launch of multiple World Tour Concert Events, unprecedented internet integration, and the Audition on the Net contest promotion, as well as worldwide merchandising campaigns. Sixteen (16) contestants from across the globe, via live auditions and exclusive internet opportunities, will come together to compete for “World Stardom”. Contestants will be chosen to participate in regional network competitions, presented in corresponding languages, for a chance to join the Super Group “the Sound Machine” for their new CD and world tour. “Recreating a Legend The international” is a reality show for the entire global audience, a world cup style competition for the viewing audience to join the Super Group “the Sound Machine” and claim the throne as the reigning Queen of Pop. The final member will be chosen from global auditions and unique internet participants selected from, and by, the global audience.

Under the agreement from January 2010 to December 2010 So Act’s logo, URL, and companion message will appear on programming of “Recreating a Legend” Season One, in Creative Licensing’s “Sponsored By” status, within all venues and mediums, including -

WORLD PRESS CONFERENCE: So Act Signage, So Act Key Speaker, Live Music Segment provided by So Act
AUDITIONS: US & INTERNATIONAL: Marketing & Promotion / Status - “Sponsored By” presence,
So Act Signage at all Event's, Behind the scenes So Act Spokesperson, So Act Membership sign-up booth
TELEVISION SERIES: Status “Sponsored by” So Act Signage, Screen Shots of So Act logo-URL-message, Contestant Integration, Behind the Scenes, Live Music Performance by the band Truth on Earth, Finale – So Act Membership Sign-up booth, So Act Commercial-Thirty (30) second spots
ADVERTISING: Status “Sponsored by” Promotion and Marketing Material, Lead-Ins with So Act logo-URL-message, So Act Commercial - Thirty (30) second spots - TBD
INTERNET: Banner Placement of So Act logo-URL-message, Country Page Feature including So Act logo-URL-message, Auto Email Program including So Act logo-URL-message
TOURING: TBD
TEXTING: Push Backs
MERCHANDISING: Private Label, Gift / Give Away program, Touring – TBD

About Creative Licensing™ Inc.
Creative Licensing™ Inc. is on the cutting edge of the industry and the forefront of television entertainment. Television entertainment combined with technology on a global level will define the 21st century. CLI’s Television division is focused on creating a unique product for the world stage in corresponding languages, and has entered into dialogs with some of the most powerful entities in the global production forum. Accepting the role as a provider of International content, Creative Licensing Inc. strives to bring a new level of programming excellence to television.

About So Act® Network, Inc.
Social Media expert Jon Hansen called So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act’s cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private, format that crosses  global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a “top 10” filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media. While membership is free, several features to expand network size and capability for those with greater needs are available for $1, $2 and $5 monthly fees. So Act also provides partnership and profit-sharing opportunities for individuals and companies seeking to gain a meaningful foothold in the Social Networking space. For more information, and to join free visit www.SoAct.Net.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov. Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of January 11, 2010 and So Act Network undertakes no duty to update this information.

So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Source:	So Act Network, Inc.	Investor Relations Contact:
Contact:	Greg Halpern	Steven Marcus
	Greg@SoAct.Net	DME Capital LLC
	210-401-7667	917-648-0663